Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Laudus Trust

In planning and performing our audits of the financial statements of Laudus Growth Investors U.S. Large Cap
Growth Fund, Laudus Mondrian International Equity Fund,
Laudus Mondrian Global Equity Fund, Laudus Mondrian
Emerging Markets Fund, and Laudus Mondrian
International Fixed Income Fund ("the Funds") as of and for the year ended March 31, 2012, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes
in conditions, or that the degree
of compliance with the policies
or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency, or
a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis. Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2012.

This report is intended solely for
the information and use of management
and the Board of Trustees of Laudus Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
San Francisco, California
May 15, 2012


PricewaterhouseCoopers LLP
3 Embarcadero Center
San Francisco, CA 94109
415-498-5000
415-498-7100
www.pwc.com